Berry Global Group, Inc.
2022 Dividend Equivalent Rights Plan

Notice of Dividend Equivalent Rights Award

You are hereby provided this Notice of Dividend Equivalent Rights Award (this “Award Notice”) for the award of Dividend Equivalent Rights (the “Award”) under the Berry Global Group, Inc. 2022 Dividend Equivalent Rights Plan (the “Plan”) with respect to your Unvested Stock Options and Vested Stock Options (as such terms are defined in the Plan). All capitalized terms in this Award Notice shall have the meaning assigned to them in this Award Notice or the attached Award Agreement, or if not defined herein or therein, in the Plan.

Participant: _________________
Award Date: December 1, 2022

Participant understands and agrees that the Award is granted subject to and in accordance with, and Participant agrees to be bound by, the terms of the Plan and the Award Agreement attached hereto.  As of the Award Date, this Award Notice, the Award Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the Award and supersede all prior oral and written agreements with respect to the Award.  By accepting the Award, Participant consents to receive documents governing the Award by electronic delivery and to participate in the Plan through an online or electronic system established and maintained by the Company or another third party designated by the Company from time to time.

Berry Global Group, Inc.	Participant

_______________________________	_______________________________
Name:_____________________________	Name:_____________________________
Title:_____________________________	Date:______________________________
Date:_____________________________

Berry Global Group, Inc.
2022 Dividend Equivalent Rights Plan

Award Agreement
This AWARD AGREEMENT (this “Agreement”) is made between Berry Global Group, Inc., a Delaware corporation (the “Company”), and the Participant indicated in the Award Notice under the Company’s 2022 Dividend Equivalent Rights Plan (the “Plan”), as of the date set forth in the Award Notice.  This Award Agreement will be deemed to be signed by the Participant on the signing by the Participant of the Award Notice to which it is attached.
1. Definitions.
All capitalized terms in this Agreement and the Award Notice shall have the meaning assigned to them in this Agreement, or if not defined herein, in the Plan.  In the event of any conflict between the terms in this Agreement and the Plan, the terms of the Plan will control.  The following definitions shall be in effect under this Agreement:
(a) “Award Date” means the date set forth in the Award Notice.
(b)  “Grant Date” means the date of grant of the Option relating to the Award under this Agreement, as set forth in the Award Notice.
(c) “Award Notice” means the Notice of Dividend Equivalent Rights Award accompanying this Agreement pursuant to which Participant has been informed of the basic terms of the Award evidenced by this Agreement.
(d) “Option” means the outstanding stock option that is a Vested Stock Option or Unvested Stock Option described in the Award Notice.
2. Award of Dividend Equivalent Rights.  The Company hereby awards to Participant a Dividend Equivalent Right (a “DER”) to provide for cash payments as described in the Plan.
3. DER Period.  The Award granted hereunder shall have a term (the “Award Period”) that expires on, and the Award shall cease to be outstanding as of and payments hereunder shall cease upon, the earliest to occur of:
(a)  the date that is the 10-year anniversary of the Grant Date of the Option to which the Award relates;
(b) with respect to an Unvested Stock Option, the vesting date with respect to the portion of the Unvested Stock Option that vests on such vesting date (for avoidance of doubt, once an Unvested Stock Option vests, the resulting Vested Stock Option will be entitled to Dividend Equivalent Right payments under Section 7b of the Plan); or
(c) The date the Option is exercised, terminated, canceled, or forfeited.
4. Shareholder Privileges.  The Participant shall not have any rights as a shareholder with respect to the Award.
5. Successors and Assigns.  Except to the extent otherwise provided in this Agreement or the Plan, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and Participant, Participant’s assigns and the legal representatives, heirs and legatees of Participant’s estate.
6. Notices.  Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Company at its principal corporate offices.  Any notice required to be given or delivered to Participant shall be in writing and addressed to Participant at the address in the Company’s records.  All notices shall be deemed effective upon personal delivery or as of the second day after deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.
7. Award Subject to Plan.  This Agreement and the Award are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan.  Participant hereby acknowledges and agrees that (a) the Company has made available to Participant a copy of the Plan and (b) Participant has had the opportunity to review such document and this Agreement and to consult with the Participant’s individual tax advisor and legal counsel with respect to the same.  Participant further agrees to be bound by the terms of the Plan and the terms of the Award as set forth in this Agreement. In the event of any conflict between this Agreement and the Plan, the provisions of the Plan will control.  All decisions of the Committee with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in the Award.
8. Construction; Severability.  The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.
9. Governing Law.  The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware without resort to Delaware’s conflict-of-laws rules.
10. Amendment.  The Board of Directors may amend or terminate this Award Agreement, the Award Notice, the Award, or the Plan in any respect and at any time as the Board of Directors shall determine.
11. Waiver.  Any provision contained in this Agreement may be waived, either generally or in any particular instance, by the Committee, but only to the extent permitted under the Plan.
12. At Will Service.  Nothing in this Agreement, the Award Notice or the Plan shall confer upon Participant any right to continue in service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any affiliate employing or retaining Participant) or of Participant, which rights are hereby expressly reserved by each, to terminate Participant’s service at any time for any reason, with or without cause.  This Agreement is limited solely to governing the rights and obligations of the Participant with respect to the Award.
13. Section 409A.  The Award will be interpreted to the greatest extent possible in a manner that makes the Award exempt from Section 409A of the Code, and to the extent not so exempt, in compliance with the requirements imposed by Section 409A of the Code.  If any provision in the Award Notice or this Agreement would result in the imposition of an additional tax under Section 409A of the Code, the Company and the Participant intend that the Award Notice or this Agreement will be reformed to avoid imposition, to the extent possible, of the applicable tax and no action taken to comply with Section 409A of the Code shall be deemed to adversely affect the Participant’s rights to the Award.  The Participant further agrees that the Committee, in the exercise of its sole discretion and without the consent of the Participant, may amend or modify the Plan, the Award Notice or this Agreement in any manner and delay the payment of any amounts payable pursuant to the Award to the minimum extent necessary to meet the requirements of Section 409A of the Code as the Committee deems appropriate or desirable.  The Company makes no representation that the Plan or any Award complies with Section 409A of the Code and shall have no liability to any Participant for any failure to comply with Section 409A of the Code.
14. Data Privacy.  Participant hereby explicitly and unambiguously consents to the collection, use and transfer, whether in electronic or other form, of Participant’s Personal Data (as described below) by and among, as applicable, the Company and any subsidiary or affiliate or third parties as may be selected by the Company for the exclusive purpose of implementing, administering, and managing Participant’s participation in the Plan.  Participant understands that refusal or withdrawal of consent will affect Participant’s ability to participate in the Plan; without providing consent, Participant will not be able to participate in the Plan or realize benefits (if any) from the Award.  Participant understands that the Company and any subsidiary or affiliate or designated third parties may hold personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company or any subsidiary or affiliate, or details of all Awards (“Personal Data”).  Participant understands that Personal Data may be transferred to any subsidiary or affiliate or third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the United States, Participant’s country, or elsewhere, and that the recipient’s country may have different data privacy laws and protections than Participant’s country.  In particular, the Company may transfer Personal Data to the broker or stock plan administrator assisting with the Plan, to its legal counsel and tax/accounting advisor, and to the subsidiary or affiliate that is Participant’s employer and its payroll provider.